Exhibit 99.1

Tianci International, Inc. Announces 1 for 10 Reverse Stock Split

Shares Expected to Begin Trading on Split-Adjusted Basis on July 20, 2026

HONG KONG, HK / ACCESS Newswire / July 16, 2026 / Tianci International, Inc. (Nasdaq: CIIT) (“Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, announced today that it will implement a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern time on July 20, 2026. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on July 20, 2026, and will continue to trade on the Nasdaq Capital Market under the symbol “CIIT.” The new CUSIP number for the common stock will be 88631G403.

The objective of the Reverse Stock Split is to enable the Company to maintain compliance with Nasdaq Listing Rule 5550(a)(2), which requires issuers listed on The Nasdaq Capital Market to evidence a minimum bid price of $1.00 per share. On April 10, 2026, the Company’s Board and the Majority Stockholders authorized and approved the implementation of one or more Reverse Stock Splits during a period of up to two years of the date of the stockholders’ resolution, at an aggregated ratio of up to 1-for-250, with the exact ratio and timing to be determined by the Board in its discretion.

On June 30, 2026, the Company’s Board of Directors has determined the reverse stock split at the final ratio of one-for-ten (1:10). As a result of the Reverse Stock Split, every ten shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company's common stock. This will reduce the number of shares outstanding from 9,673,907 shares of common stock to 967,391 shares of common stock. The number of authorized shares of the Company’s common stock will remain unchanged. Stockholders who would otherwise be entitled to receive a fractional share will instead have their shares rounded up to the nearest whole number. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company's equity plans and grants thereunder, as applicable. In addition to the proportionate adjustments to the exercise prices and number of shares underlying the warrants issued by the Company on June 17, 2026, the exercise price of such warrants shall be reduced, but in no event increased, to the lowest VWAP (volume-weighted average price) during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following July 20, 2026 (the “Event Market Price”), provided, that in calculating the Event Market Price, the VWAP for trading days prior to July 20, 2026 shall be the VWAP reported after proportionally adjusting for the Reverse Stock Split. The number of shares issuable under such warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding. The Reverse Stock Split will not affect the par value of the common stock.

The combination of, and reduction in, the shares of common stock as a result of the Reverse Stock Split will occur automatically at the effective time of the Reverse Stock Split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent for the Reverse Stock Split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the Reverse Stock Split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to their broker, bank, or other nominee's particular processes, and are not expected to be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company's definitive information statement pursuant to Section 14(c) of the Securities Exchange Act of 1924, which was filed with the U.S. Securities and Exchange Commission on April 24, 2026, a copy of which is available at www.sec.gov.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services, specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing's logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific Region, including Japan, South Korea, and Vietnam. The company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. For more information, please visit Company’s website: tianci-ciit.com.

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Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

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